UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported)                       May 31, 2005 (May 27, 2005)

                                           HOME SOLUTIONS OF AMERICA, INC.
(Exact Name of Registrant as Specified in Its Charter)

                                                                 Delaware
(State or Other Jurisdiction of Incorporation)

                               0-22388                                                                  99-0273889
               (Commission File Number                                    (IRS Employer Identification No.)

      5565 Red Bird Center Drive, Suite 150, Dallas, Texas                                       75237
          (Address of Principal Executive Offices)                                                     (Zip Code)

                                                               (214) 623-8446
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

As disclosed in a current report on Form 8-K filed on April 6, 2005, on March 31, 2005, Home Solutions of America, Inc., a Delaware corporation (the "Company"), in order to finance the acquisition of 100% of Cornerstone Building and Remodeling, Inc., a Florida corporation ("Cornerstone"), obtained $4,000,000 of mezzanine financing (the "Financing") from Petra Mezzanine Fund, L.P., based in Nashville, Tennessee ("Petra").  The Financing was based upon the following terms: (i) Petra's promissory note (the "Petra Note") accrues interest at 12.0% per annum, which will be due quarterly, (ii) the $4,000,000 of principal under the Petra Note will be due in a single installment on March 31, 2010, (iii) Petra received a warrant to purchase 533,333 shares of Common Stock at an exercise of $.01 per share, exercisable at any time until March 31, 2012, and (iv) Petra received a second-lien security interest in all of the assets of the Company, Cornerstone, and P.W. Stephens, Inc., another wholly-owned subsidiary of the Company.  As disclosed in a current report on Form 8-K filed on April 22, 2005, on April 18, 2005, the Company increased the size of the Financing to an aggregate of $4,500,000, by obtaining a $500,000 loan from Laddcap Value Partners L.P.

On May 27, 2005, the Company further increased the size of the Financing to an aggregate of $6,300,000, by obtaining a $1,800,000 loan (the "Patriot Loan") from Patriot Capital, L.P. ("Patriot"), based in Baltimore, Maryland.  The terms of the Patriot Loan are substantially the same as  the terms of the loans from Petra and Laddcap set forth above, except the principal amount of the Laddcap Loan is $1,800,000, and 240,000 shares of Common Stock are purchasable by Patriot under its warrant (the "Patriot Warrant").  Simultaneously with obtaining the Patriot Loan, the Company, Petra, Laddcap, and Patriot amended and restated that certain Loan Agreement that was executed on March 31, 2005.  In addition to the Patriot Loan, Patriot has the option of loaning the Company an additional $700,000 (the "Additional Patriot Loan") upon the completion of the audit of Cornerstone's financial statements.  If Patriot decides to advance the Additional Patriot Loan to the Company, Patriot will receive an additional warrant to purchase 93,333 shares of Common Stock at an exercise price of $.01 per share.  Other than the Additional Patriot Loan, the Company does not intend to further increase the size of the Financing.

The Company intends to use the net proceeds from the Patriot Loan and, if received, from the Additional Patriot Loan, to repay a seller's note that was executed in connection with the Cornerstone acquisition.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

            See the disclosures regarding the financial obligations incurred in connection with the Patriot Loan in Item 1.01 above.

Item 3.02.   Unregistered Sales of Equity Securities.

            See the disclosures regarding certain sales of equity securities of the Company in connection with the issuance of the Patriot Warrant in Item 1.01 above.  These issuances were unregistered, as the Company was relying on the exemptions from registration contained in Section 4(2) of the Act, and Regulation D promulgated thereunder, on the basis that such transactions did not involve public offerings of securities.

Item 9.01.  Financial Statements and Exhibits.

(c)                Exhibits.

10.1        Amended and Restated Loan Agreement, dated May 27, 2005, by and among Home Solutions of America, Inc., Petra Mezzanine Fund, L.P., Patriot Capital, L.P., and Laddcap Value Partners, L.P.

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10.2        Promissory Note, in the original principal amount of $1,800,000, issued by Home Solutions of America, Inc. to Patriot Capital, L.P., dated May 27, 2005, 2005.

10.3        Stock Purchase Warrant, dated May 27, 2005, issued by Home Solutions of America, Inc. to Patriot Capital, L.P.

10.4        Joinder to and Amendment of Investors' Rights Agreement, dated May 27, 2005, by and among Patriot Capital, L.P., Petra Mezzanine Fund, L.P., Laddcap Value Partners L.P., Home Solutions of America, Inc., Frank J. Fradella and Rick J. O'Brien.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                        Home Solutions of America, Inc.
                                                                        (Registrant)

                                                                        By:   /s/ Rick J. O'Brien
                                                                                    Rick J. O'Brien
                                                                                    Chief Financial Officer

Dated:  May 31, 2005

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EXHIBIT INDEX

Exhibit
Number          Description

10.1         Amended and Restated Loan Agreement, dated May 27, 2005, by and among Home Solutions of America, Inc., Petra Mezzanine Fund, L.P., Patriot Capital, L.P., and Laddcap Value Partners, L.P.

10.2         Promissory Note, in the original principal amount of $1,800,000, issued by Home Solutions of America, Inc. to Patriot Capital, L.P., dated May 27, 2005, 2005.

10.3         Stock Purchase Warrant, dated May 27, 2005, issued by Home Solutions of America, Inc. to Patriot Capital, L.P.

10.4         Joinder to and Amendment of Investors' Rights Agreement, dated May 27, 2005, by and among Patriot Capital, L.P., Petra Mezzanine Fund, L.P., Laddcap Value Partners L.P., Home Solutions of America, Inc., Frank J. Fradella and Rick J. O'Brien.